Mercury Reports Second Quarter Fiscal 2019 Results, Page 1

Exhibit 99.1

News Release

Mercury Systems Reports Second Quarter Fiscal 2019 Results;
Announces Acquisition of Avionics and Mission Computing Business

Second Quarter Highlights Include:
Record revenue increases 35% over prior year with 11% organic increase
Revenue, net income, adjusted EBITDA, EPS and adjusted EPS exceed guidance
Strong operating cash flow of $25 million and free cash flow of $18 million

ANDOVER, Mass. January 29, 2019 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the second quarter of fiscal 2019, ended December 31, 2018.
Management Comments
“The business performed extremely well in the second quarter of fiscal year 2019,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “We delivered record revenue and continued strong bookings growth which led to a record ending total backlog. We exceeded our guidance for revenue and profitability in addition to delivering strong cash flow. We continued to execute well on our strategy growing organic revenues by 11% year over year as well as completing our fifth strategic acquisition in the C4I market over the past two fiscal years. Given our very strong performance in the first half of fiscal 2019, our record backlog and current business outlook we are raising our full year guidance,” concluded Aslett.
Second Quarter Fiscal 2019 Results
Total Company second quarter fiscal 2019 revenues were $159.1 million, compared to $117.9 million in the second quarter of fiscal 2018. The second quarter fiscal 2019 results included an aggregate of approximately $28.8 million of revenue attributable to the Themis Computer and Germane Systems acquired businesses.

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 2

Total Company GAAP net income for the second quarter of fiscal 2019 was $12.4 million, or $0.26 per share, compared to $9.1 million, or $0.19 per share, for the second quarter of fiscal 2018. Adjusted earnings per share (“adjusted EPS”) was $0.47 per share for the second quarter of fiscal 2019, compared to $0.28 per share in the second quarter of fiscal 2018.
Second quarter fiscal 2019 adjusted EBITDA for the total Company was $37.0 million, compared to $26.6 million for the second quarter of fiscal 2018.
Cash flows from operating activities in the second quarter of fiscal 2019 were a net inflow of $25.3 million, compared to a net inflow of $8.8 million in the second quarter of fiscal 2018. Free cash flow, defined as cash flows from operating activities less capital expenditures, was a net inflow of $18.2 million in the second quarter of fiscal 2019, compared to a net inflow of $4.8 million in the second quarter of fiscal 2018.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the second quarter of fiscal 2019 were $173.2 million, yielding a book-to-bill ratio of 1.09 for the quarter.
Mercury’s total backlog at December 31, 2018 was $522.0 million, a $145.6 million increase from a year ago. Of the December 31, 2018 total backlog, $389.1 million represents orders expected to be shipped within the next 12 months.
Acquisition of GECO Avionics, LLC
On January 29th, 2019, the Company also announced the acquisition of GECO Avionics, LLC (“GECO”). Based in Mesa, AZ, GECO has over twenty years of experience designing and manufacturing affordable safety-critical avionics and mission computing solutions. GECO’s DO-254 certified hardware solutions include mission processors, airborne displays, video processing and aviation networking. GECO also specializes in DO-178 avionics software design up to DAL-A, the highest level of design assurance for flight management, aircraft condition monitoring, display and electronic flight instrumentation applications. GECO’s technologies are deployed on numerous military platforms such as the AH-64 Apache attack helicopter and the KC-46A Pegasus widebody multirole tanker, among others.

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 3

Mercury acquired GECO for an all cash purchase price of $36.5 million, subject to net working capital and net debt adjustments. The acquisition and associated transaction expenses were funded through Mercury’s existing revolving credit facility.
“The acquisition of GECO complements our acquisitions of Creative Electronic Systems (“CES”), based in Geneva, Switzerland, and Richland Technologies (“RTL”), based in Duluth, GA,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “Combined, these three acquisitions significantly expand our footprint in mission computing and platform management. The safety-critical capabilities these companies provide, along with our high-performance sensor processing solutions and embedded security features will enable us to deliver a compelling combination of electronics offerings that are in high demand from our customers. These new capabilities continue to expand Mercury’s addressable market in the C4I market segment. We are the only high tech commercial company we know of that has brought all of these capabilities together,” Aslett concluded.
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2019. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the Second Quarter Fiscal 2019 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.
For the third quarter of fiscal 2019, inclusive of the acquisition of GECO, revenues are forecasted to be in the range of $162.7 million to $167.7 million. GAAP net income for the third quarter is expected to be approximately $10.8 million to $12.3 million, or $0.23 to $0.26 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments or non-recurring financing related expenses in the period, an effective tax rate of approximately 27%, excluding discrete items, and approximately 47.9 million weighted average diluted shares outstanding. Adjusted EBITDA for the third quarter of fiscal 2019 is expected to be in the range of $34.8 million to $36.8 million. Adjusted EPS is expected to be in the range of $0.43 to $0.46 per share.
For the full fiscal year 2019, we currently expect revenue of $631.0 million to $646.0 million, and GAAP net income of $42.6 million to $46.1 million, or $0.89 to $0.96 per share, assuming no

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 4

incremental restructuring, acquisition, other non-operating adjustments or non-recurring financing related expenses in the period, an effective tax rate of approximately 27%, excluding discrete items, and approximately 47.8 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $138.6 million to $143.5 million, and adjusted EPS for the full fiscal year is expected to be approximately $1.72 to $1.80 per share.
Recent Highlights
December - Mercury announced the availability of 100 Gigabits per second (Gbps) board-to-board data transmission rates enabling next-generation PCIe® Gen-4, 100 Gbps Ethernet and InfiniBand™ high-speed switch fabrics to run faster within OpenVPX™ embedded computing subsystems. This new milestone in embedded computing technology more than doubles previous OpenVPX switch fabric bandwidths and is made possible through Mercury’s robust modeling and design for performance capabilities with existing backplane and module technologies.
December - Mercury announced it received a $2.9 million follow-on order from a leading electronics manufacturer for state-of-the-art GPS Selective Availability Anti-Spoofing Modules (SAASM) devices for an undisclosed application. The order was booked in the Company’s fiscal 2019 second quarter and is expected to be shipped over the next several quarters.
December - Mercury announced RES Trust, its newest EnterpriseSeries™ rackmount server product line. Featuring U.S.-designed and manufactured motherboards, multiple security feature sets, and versatile configuration options, RES Trust servers maintain affordability while delivering trusted performance and reliability.
December - Mercury announced that Mark Aslett, President and Chief Executive Officer, was elected to a three-year term on the Executive Committee of the Aerospace Industries Association (AIA) beginning in 2019. In this role, he will work with other Committee members to act as a visionary for the organization, ensure adherence to its mission, vision and code of ethics, while developing and expanding programs and services for the membership.
November - Mercury announced it received a $2.1 million order from a leading global distributor of electronic components for SWaP-optimized memory devices featuring BuiltSECURE™ technology for a European defense application. The order was booked in the Company’s fiscal 2019 first quarter and is expected to be shipped over the next several quarters.

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 5

November - Mercury announced that Barry R. Nearhos, a retired partner at PricewaterhouseCoopers (“PwC”), was elected to the Board of Directors and appointed to the Audit Committee of the Board of Directors. With this election, the Board will consist of nine members, eight of which are independent directors.
November - Mercury announced it received a $6.7 million follow-on order from a leading defense prime contractor for custom-engineered, high-performance subsystems with integrated radio frequency (RF) and digital microelectronics for a naval electronic warfare (EW) application. The order was booked in the Company’s fiscal 2019 first quarter and is expected to be shipped over the next several quarters.
November - Mercury announced it was awarded a multi-year contract from a leading aircraft manufacturer for advanced, safety-certifiable mission computers. The mission computers will execute command and control (C2) functions for various airborne missions and platforms, and will be certified to DAL-A, the highest level of flight safety. Safety certification will include multicore and multiprocessor mission computer configurations.
November - Mercury announced that six of its products were recognized by the judges of the annual Military & Aerospace Electronics Innovators Awards program. The winning products and award levels were: TRRUST-Stor® VPX Radiation-Tolerant Solid-State Drive (Platinum), EnsembleSeries™ LDS3517 3U AI OpenVPX blade with BuiltSECURE technology (Gold), BuiltSAFE™ GS Software Multi-core Graphics Renderer (Gold), BuiltSECURE System-in-Package Secure Processor (Silver), EnterpriseSeries™ RESmini XR6 Rugged Enterprise-class Server (Silver), and Mercury Systems Themis HDversa Computing Platform (Silver).
October - Mercury announced the start of customer engagements for the first BuiltSECURE 16GB high density double data rate fourth-generation synchronous dynamic random-access memory (DDR4 SDRAM) in a rugged, ultra-compact 16mm x 23mm ball grid array (BGA) package. The Company’s new product was designed using a new packaging technology that doubles the number of the devices embedded in a single package without compromising performance or reliability.

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 6

October - Mercury announced it received follow-on orders of $3.7 million from a leading defense prime contractor for BuiltSECURE high density secure memory devices integrated into the command, control, and intelligence (C2I) system of an advanced airborne platform. The orders were booked in the Company’s fiscal 2019 first quarter and are expected to be shipped over the next several quarters.
October - Mercury announced it added more than 50 models to its EnterpriseSeries rackmount server product line, extending its leadership as one of the largest, most capable rugged rackmount server providers. Built from the ground up for mission critical applications where industry-leading performance, reliability, and SWaP are imperatives, Mercury’s servers are deployed in a variety of critical defense, industrial, and commercial applications.
October - Mercury announced the EnsembleSeries CLK3002 clock generation and distribution module, the latest addition to their expanding portfolio of 3U OpenVPX™ products. Designed to support next-generation electronic warfare (EW) applications, the clock solution complements Mercury’s existing portfolio of low-latency, digital transceiver products.
Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, January 29, 2019, at 5:00 p.m. ET to discuss the second quarter fiscal 2019 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast as well as the Company's earnings presentation that will be discussed on the call can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.
A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 7

GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
Mercury Systems - Innovation That Matters®
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure sensor and safety-critical processing subsystems. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Andover, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com.

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 8

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisition described herein and to fiscal 2019 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2018. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems, Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks and Innovation that Matters is a registered trademark of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	June 30,
	2018	2018

Assets
Current assets:
Cash and cash equivalents	$93,903	$66,521
Accounts receivable, net	123,117	104,040
Unbilled receivables and costs in excess of billings	45,194	39,774
Inventory	126,402	108,585
Prepaid income taxes	766	3,761
Prepaid expenses and other current assets	9,923	9,062
Total current assets	399,305	331,743

Property and equipment, net	53,130	50,980
Goodwill	519,660	497,442
Intangible assets, net	176,671	177,904
Other non-current assets	7,873	6,411
Total assets	$1,156,639	$1,064,480

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$30,750	$21,323
Accrued expenses	16,875	16,386
Accrued compensation	23,064	21,375
Deferred revenues and customer advances	22,491	12,596
Total current liabilities	93,180	71,680

Deferred income taxes	12,202	13,635
Income taxes payable	2,880	998
Long-term debt	240,000	195,000
Other non-current liabilities	12,301	11,276
Total liabilities	360,563	292,589

Shareholders’ equity:
Common stock	472	469
Additional paid-in capital	594,670	590,163
Retained earnings	199,830	179,968
Accumulated other comprehensive income	1,104	1,291
Total shareholders’ equity	796,076	771,891
Total liabilities and shareholders’ equity	$1,156,639	$1,064,480

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net revenues	$159,089	$117,912	$303,145	$223,981
Cost of revenues (1)	88,202	63,752	170,675	119,147
Gross margin	70,887	54,160	132,470	104,834

Operating expenses:
Selling, general and administrative (1)	27,819	21,222	52,560	41,790
Research and development (1)	16,192	15,187	31,140	28,929
Amortization of intangible assets	6,939	5,827	14,120	11,464
Restructuring and other charges	23	313	527	408
Acquisition costs and other related expenses	53	723	452	984
Total operating expenses	51,026	43,272	98,799	83,575

Income from operations	19,861	10,888	33,671	21,259

Interest income	71	3	137	22
Interest expense	(2,196)	(107)	(4,455)	(110)
Other expense, net	(870)	(316)	(1,879)	(1,131)

Income before income taxes	16,866	10,468	27,474	20,040
Tax provision (benefit)	4,483	1,335	7,612	(7,046)
Net income	$12,383	$9,133	$19,862	$27,086

Basic net earnings per share:	$0.26	$0.20	$0.42	$0.58

Diluted net earnings per share:	$0.26	$0.19	$0.42	$0.57

Weighted-average shares outstanding:
Basic	47,189	46,752	47,118	46,701
Diluted	47,705	47,447	47,696	47,538

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$159	$47	$411	$195
Selling, general and administrative	$4,542	$4,270	$8,426	$8,246
Research and development	$583	$510	$1,126	$1,007

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$12,383	$9,133	$19,862	$27,086
Depreciation and amortization	11,708	9,602	23,254	18,939
Other non-cash items, net	4,644	4,652	10,164	5,462
Changes in operating assets and liabilities	(3,434)	(14,608)	(7,950)	(34,680)

Net cash provided by operating activities	25,301	8,779	45,330	16,807

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	1,244	201	(45,029)	(5,798)
Purchases of property and equipment	(7,075)	(3,964)	(10,802)	(7,592)
Other investing activities	—	—	—	(375)

Net cash used in investing activities	(5,831)	(3,763)	(55,831)	(13,765)

Cash flows from financing activities:
Proceeds from employee stock plans	1,677	2,049	1,677	2,049
Payments under credit facilities	—	(15,000)	—	(15,000)
Borrowings under credit facilities	—	15,000	45,000	15,000
Payments of deferred financing and offering costs	—	—	(1,851)	—
Payments for retirement of common stock	(120)	(1,361)	(6,932)	(14,909)

Net cash provided by (used in) financing activities	1,557	688	37,894	(12,860)

Effect of exchange rate changes on cash and cash equivalents	7	257	(11)	216

Net increase (decrease) in cash and cash equivalents	21,034	5,961	27,382	(9,602)

Cash and cash equivalents at beginning of period	72,869	26,074	66,521	41,637

Cash and cash equivalents at end of period	$93,903	$32,035	$93,903	$32,035

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 12

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility. The Company also incurs non-cash financing expenses associated with obtaining its credit facility.

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 13

Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

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Mercury Reports Second Quarter Fiscal 2019 Results, Page 14

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$12,383	$9,133	$19,862	$27,086
Other non-operating adjustments, net (1)	(18)	(326)	347	(104)
Interest expense, net	2,125	104	4,318	88
Income taxes	4,483	1,335	7,612	(7,046)
Depreciation	4,769	3,775	9,134	7,475
Amortization of intangible assets	6,939	5,827	14,120	11,464
Restructuring and other charges	23	313	527	408
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	762	1,366	1,805	2,220
Fair value adjustments from purchase accounting	—	84	620	593
Litigation and settlement expense (income), net	179	—	179	—
Stock-based and other non-cash compensation expense	5,338	4,941	10,081	9,637
Adjusted EBITDA	$36,983	$26,552	$68,605	$51,821

(1) As of July 1, 2018, the Company has revised its definition of adjusted EBITDA to incorporate other non-operating adjustments, net, which includes gains or losses on foreign currency remeasurement and fixed assets sales and disposals among other adjustments. Adjusted EBITDA for prior periods has been recast for comparative purposes.

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2019 Results, Page 15

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash flows from operations	$25,301	$8,779	$45,330	$16,807
Capital expenditures	(7,075)	(3,964)	(10,802)	(7,592)
Free cash flow	$18,226	$4,815	$34,528	$9,215

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2019 Results, Page 16

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision (1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ended
	December 31,
	2018		2017
Net income and earnings per share	$12,383	$0.26	$9,133	$0.19
Amortization of intangible assets	6,939		5,827
Restructuring and other charges	23		313
Impairment of long-lived assets	—		—
Acquisition and financing costs	762		1,366
Fair value adjustments from purchase accounting	—		84
Litigation and settlement expense (income), net	179		—
Stock-based and other non-cash compensation expense	5,338		4,941
Impact to income taxes (1)	(3,009)		(8,615)
Adjusted income and adjusted earnings per share	$22,615	$0.47	$13,049	$0.28

Diluted weighted-average shares outstanding:		47,705		47,447

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2019 Results, Page 17

	Six Months Ended
	December 31,
	2018		2017
Net income and earnings per share	$19,862	$0.42	$27,086	$0.57
Amortization of intangible assets	14,120		11,464
Restructuring and other charges	527		408
Impairment of long-lived assets	—		—
Acquisition and financing costs	1,805		2,220
Fair value adjustments from purchase accounting	620		593
Litigation and settlement expense (income), net	179		—
Stock-based and other non-cash compensation expense	10,081		9,637
Impact to income taxes (1)	(6,082)		(20,566)
Adjusted income and adjusted earnings per share	$41,112	$0.86	$30,842	$0.65

Diluted weighted-average shares outstanding:		47,696		47,538

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2019 Results, Page 18

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities' acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Organic Revenue	$130,326	$117,912	$243,127	$223,981
Acquired Revenue	28,763	—	60,018	—
Net revenues	$159,089	$117,912	$303,145	$223,981

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2019 Results, Page 19

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending March 31, 2019
Year Ending June 30, 2019
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measures.

	Three Months Ending		Twelve Months Ending
	March 31, 2019		June 30, 2019
	Range		Range
	Low	High	Low	High

GAAP expectation -- Net income	$10,800	$12,300	$42,600	$46,100

Adjust for:
Other non-operating adjustments, net	—	—	400	400
Interest expense (income), net	2,500	2,500	9,300	9,300
Income taxes	4,000	4,500	15,700	17,100
Depreciation	5,100	5,100	18,800	18,800
Amortization of intangible assets	7,000	7,000	27,500	27,500
Restructuring and other charges	—	—	500	500
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	700	700	3,200	3,200
Fair value adjustments from purchase accounting	—	—	600	600
Litigation and settlement expense (income), net	—	—	200	200
Stock-based and other non-cash compensation expense	4,700	4,700	19,800	19,800
Adjusted EBITDA expectation	$34,800	$36,800	$138,600	$143,500

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2019 Results, Page 20

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending March 31, 2019
Year Ending June 30, 2019
(In thousands, except per share data)

The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision (1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ending March 31, 2019
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$10,800	$0.23	$12,300	$0.26
Amortization of intangible assets	7,000		7,000
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	700		700
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	4,700		4,700
Impact to income taxes (1)	(2,600)		(2,600)
Adjusted income and adjusted earnings per share expectation	$20,600	$0.43	$22,100	$0.46

Diluted weighted-average shares outstanding expectation:		47,900		47,900

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2019 Results, Page 21

	Twelve Months Ending June 30, 2019
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$42,600	$0.89	$46,100	$0.96
Amortization of intangible assets	27,500		27,500
Restructuring and other charges	500		500
Impairment of long-lived assets	—		—
Acquisition and financing costs	3,200		3,200
Fair value adjustments from purchase accounting	600		600
Litigation and settlement expense (income), net	200		200
Stock-based and other non-cash compensation expense	19,800		19,800
Impact to income taxes (1)	(12,000)		(12,000)
Adjusted income and adjusted earnings per share expectation	$82,400	$1.72	$85,900	$1.80

Diluted weighted-average shares outstanding expectation:		47,800		47,800

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY